UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza
855 South Pudong Road,
Pudong District, Shanghai 200120
People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01	Other Events.

Court Proceeding

On August 24, 2011, ShengdaTech, Inc. (the “Company”), announced that the United States Bankruptcy Court for the District of Nevada (“Bankruptcy Court”) granted the Company’s motion for a temporary restraining order (“TRO”) to enjoin all of the members of the Company’s Board of Directors, including Mr. Xiangzhi Chen, the Company’s former President and Chief Executive Officer and the largest shareholder, and all of the Company’s other shareholders, from (i) engaging in any actions to terminate, modify or suspend the Special Committee of the Company’s Board of Directors and the appointment of the Company’s Chief Restructuring Officer, Mr. Michael Kang, (ii) adversely affecting their ability to continue exercising their powers in connection with the Company’s restructuring efforts as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the United States Bankruptcy Code and the orders of the Bankruptcy Court, and (iii) taking any action to appoint Mr. Gongbo Wang, or anyone else, to the Company’s Board of Directors. The TRO shall remain in place until conclusion of the hearing on the Company’s request for a preliminary injunction, which hearing is currently scheduled for September 2, 2011.

SEC Investigation

On August 22, 2011, the Securities and Exchange Commission (“SEC”) served the Company with a subpoena for documents in connection with a fact-finding investigation by the SEC with regard to the Company. The Company is committed to cooperating with the SEC. It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed. The SEC has informed the Company that the investigation should not be construed as an indication that any violations of law have occurred.

The Company issued a press release on August 24, 2011 announcing the issuance of the TRO, and also disclosing receipt of the subpoena from the SEC. The press release is furnished herewith as Exhibit 99.1.

SECTION 9 - Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated August 24, 2011

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: certain actions that may require Bankruptcy Court approval; the risk that the bankruptcy filing and the related cases disrupt the Company’s current plans and operations; the costs and other effects of legal and administrative cases and proceedings; the Company’s inability to adequately respond to the SEC’s investigation orders; and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report on Form 8-K, and which we assume no obligation to update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2011	shengdatech, Inc.

	By:	/s/ Michael Kang
	Name:	Michael Kang
	Title:	Chief Restructuring Officer